EXHIBIT 4.2

Class C Units Subscription Documents

To subscribe for Class C Units (the “Class C Units”) in Iron Bridge Mortgage Fund, LLC (the “Company”), a prospective investor must complete the subscription documents contained in this booklet in accordance with the instructions set forth herein. This entire booklet (the “Subscription Documents”) should then be returned to Iron Bridge Management Group, LLC, the manager of the Company (“Manager”), at:

Iron Bridge Mortgage Fund, LLC

9755 SW Barnes Road, Suite 420,

Portland, OR 97225

Please be sure that your name is the same in all signatures and places where it is printed on the Subscription Documents. Duplicate copies of each signed document will be returned to you after your subscription is accepted and a closing with respect to your subscription for the Class C Units has occurred.

Reference in these Subscription Documents to the “Operating Agreement” will be to the Limited Liability Company Operating Agreement of Iron Bridge Mortgage Fund, LLC, as amended from time to time, in which you are investing.

Unless otherwise defined herein, or unless otherwise required by the context, all capitalized terms used in these Subscription Documents have the meanings ascribed to them in the Operating Agreement.

Subscriptions from suitable prospective investors will be accepted in the sole discretion of the Manager after receipt of all Subscription Documents, properly completed and executed.

IF YOU HAVE ANY QUESTIONS ABOUT THESE SUBSCRIPTION DOCUMENTS, PLEASE CONTACT GERARD STASCAUSKY AT IRON BRIDGE MANAGEMENT GROUP, LLC. Phone 971-803-7802.  Email: invest@ironbridgelending.com

INSTRUCTIONS TO INVESTORS

Subscription Agreement	Please read.

Investor Questionnaire

Please read and complete. Each person subscribing for the Class C Units and co-subscribers must complete the entire Investor Questionnaire and if an accredited investor, indicate by checking off the proper boxes how each qualifies as an “accredited investor” under the Securities Act of 1933 (“Accredited Investor”).

Power of Attorney

The Operating Agreement provides that until the first day on which the Manager determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) or unless the Manager determines otherwise in its sole discretion, the Manager shall be entitled to cause the Company to pay distributions (a) equal to or in excess of 90% of the amounts required to be distributed under Section 857(a) of the Code or as otherwise required under any applicable Code provision for the Company to qualify as a REIT, and (b) to avoid the imposition of excise tax under Section 4891 of the Code. The Agreement further provides that if the Manager determines in its sole discretion that distributions, including Excess Distributions (as defined in the Operating Agreement), are necessary or appropriate to ensure or maintain the status of the Company as a REIT or to avoid the imposition of any U.S. federal income or excise tax, the Manager may take any and all actions necessary or appropriate to make such distributions, and the Manager shall determine the priority in which such distributions are made.

If the Manager determines in its sole discretion that “consent dividends” within the meaning of Section 565 of the Code are necessary or appropriate to ensure or maintain the status of the Company as a REIT for U.S. federal income tax purposes or to avoid the imposition of any U.S. federal income or excise tax, under the Operating Agreement the Manager may require the members to take any and all actions necessary or appropriate under the Code, any treasury regulations promulgated thereunder, any court decision or any administrative positions of the United States Department of Treasury (including any IRS forms or other forms) such that sufficient consent dividends are made by the Company to maintain its status as a REIT and to avoid federal income or excise tax for the applicable taxable year. In furtherance of the foregoing, each Member will execute a power of attorney enabling the Manager to cause a “consent dividend.” Furthermore, to the extent that any dividend is eligible for an election under Section 858 of the Code, the Manager may in its sole discretion cause the Company to make such election and to take any other actions required to effect such election.

Subscription Agreement, Power of Attorney and Investor Questionnaire Signature Page	Please complete, date and sign. Each co-subscriber must complete, date and sign the signature page as well.

Operating Agreement Signature Page	Please complete, date and sign. Each co-subscriber must complete, date and sign the signature page as well.

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Tax Matters

If you are a “United States person” for U.S. federal income tax purposes (i.e., a U.S. citizen or a U.S. resident), please complete and execute the Form W-9 in accordance with the instructions accompanying the form.

If you are not a “United States person” for U.S. federal income tax purposes, please complete and execute Form W-8BEN or W-8BEN-E, if applicable, or the correct form as per the detailed instructions in Internal Revenue Service Forms and accompanying the forms. If you are claiming benefits under an income tax treaty, you must provide a U.S. taxpayer identification number on Form W-8BEN or W-8BEN-E.

Circumstances in which Beneficial Owners of an Entity Must Also Complete Questionnaire

In certain circumstances, the beneficial owners of an entity (in addition to the entity itself) must complete an Investor Questionnaire. These circumstances include the following: (i) the entity was formed for the purpose of purchasing the Class C Units; (ii) the entity’s Class C Units (having a value for this purpose equal to its Capital Commitment) constitutes 40% or more of the entity’s total assets or committed capital; or (iii) the entity is participant-directed. If any of these circumstances apply, please attach as exhibits a completed Investor Questionnaire for each beneficial owner of the entity.

Funding Instructions for Initial Investment	Payment may be made by (please check applicable box):

☐	I will send Iron Bridge a Wire Transfer using the wire instructions below (as a fraud prevention measure, we strongly suggest you call Iron Bridge to voice verify the wire instruction).

	Bank Information	Account Information

☐	I authorize Iron Bridge to ACH Transfer my deposit after confirming with me that funds are available. The following information is required for investor verification purposes.

Bank Name: _________________________________________

Bank Address: ______________________________________

Bank City: __________________________________________

Bank State: _________________________________________

Branch Phone Number: ________________________________

Account Name: ______________________________________

Bank ACH Routing Number: ____________________________

Bank Account Number: ________________________________

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SUBSCRIPTION AGREEMENT

ARTICLE I

PURCHASE OF CLASS C UNITS

1.01 Subscription. The undersigned (the “Subscriber”) hereby subscribes (the “Subscription”) to the number, dollar amount of the Class C Units on the signature page hereto. This Subscription shall become effective when it has been duly executed by the Subscriber and this Subscription Agreement (the “Subscription Agreement”) has been accepted and agreed to by the Manager.

1.02 Receipt of Offering Disclosures and Operating Agreement. The Subscriber acknowledges access to the Company’s annual report on Form 1-K, as well as other periodic reports filed on Form 1-U and Form 1-SA, as filed with the Securities and Exchange Commission and available at

https://www.sec.gov/edgar/browse/?CIK=1462371 (all of which constitutes the “Offering Disclosures”).

THE SUBSCRIBER ACKNOWLEDGES THAT THE SUBSCRIBER IS ACQUIRING THE CLASS C UNITS AFTER INVESTIGATION OF THE COMPANY AND ITS PROSPECTS AND THAT NO OFFER OR SOLICITATION HAS BEEN MADE TO THE SUBSCRIBER EXCEPT THROUGH THE OFFERING DISCLOSURES. THE SUBSCRIBER FURTHER ACKNOWLEDGES THAT THE SUBSCRIBER IS NOT RELYING UPON ANY REPRESENTATION MADE BY ANY PERSON EXCEPT AS CONTAINED IN THE OFFERING DISCLOSURES AND THE OPERATING AGREEMENT.

1.03 Payment for Subscription. Subscriber acknowledges that the cash received by the Company from Subscriber prior to the closing of the sale of Class C Units will be deposited into a pooled bank account maintained by the Company exclusively for deposit of prospective investor loan funds pending acceptance of their subscription to purchase (the “Subscription Account”), and all interest earned thereon will accrue to the benefit of the Company. The Subscription Account shall be maintained by the Company with an independent banking institution and shall be segregated from the Company’s general bank accounts. The Subscriber agrees that the Subscriber’s capital contribution shall be contributed to the Company’s general accounts upon Manager approval of this Agreement and the Operating Agreement Signature Page attached hereto. In the event that the Company does not accept the full Class C Unit subscription amount, any excess funds are returned to Subscriber without interest within five (5) business days.

1.04 Terms and Conditions. The Company shall have the right to accept or reject the Subscription, in whole or in part, for any reason whatsoever, including, but not limited to, the belief of the Manager that the Subscriber cannot bear the economic risk of an investment in the Company or upon belief that the Subscriber is not capable of evaluating the merits and risks of an investment in the Company or that the Subscriber is not an Accredited Investor, or for no reason at all.

1.05 Subscriber Name. The Class C Units subscribed by this Subscription Agreement shall be issued only in the name of Subscriber.

1.06 Reinvestment. Subscriber acknowledges that in accordance with the Operating Agreement Subscriber has elected and hereafter shall be treated as having elected to, reinvest all distributions made with respect to their Class C Units for the purchase of additional Class C Units. In each case, the reinvestment of distributions by Subscriber in additional Class C Units shall be at a purchase price equal to the fair market value of such Class C Unit at the time of such reinvestment, as determined by the Manager in its sole discretion. No transaction fees shall be charged to Subscriber because of the reinvestment and such reinvestment shall apply both to Class C Units held at the time of the election and Class C Units subsequently acquired pursuant to reinvestment. Notwithstanding the foregoing, Subscriber may affirmatively elect to receive a portion of its distributions from the Company in cash by providing advance written notice to the Manager on such form, within such times and subject to such limitations as are established by the Manager, as described in the Operating Agreement.

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1.07 Ownership Limitation. Subscriber acknowledges and agrees that, pursuant to the terms of the Operating Agreement, Subscriber generally cannot own, or be deemed to own by virtue of certain attribution provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and as set forth in the Operating Agreement, more than 9.8% in value or number of Units. The Operating Agreement will include additional restrictions on ownership, including ownership that would result in (i) the Company’s Units being beneficially owned by fewer than 100 persons (as provided in Section 856(a) of the Code and determined without reference to any rules of attribution); (ii) the Company being “closely held” within the meaning of Section 856(h) of the Code; or (iii) the Company otherwise failing to qualify as a REIT.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.01 Representations and Warranties by the Manager. The Manager represents and warrants to the Subscriber that:

(a) The Manager has the full legal right, power and authority to: (i) enter into this Subscription Agreement and to perform the Manager’s obligations hereunder; and (ii) execute and deliver this Subscription Agreement, and the consummation of the transactions contemplated herein will not result in a breach or violation of, or a default under, any agreement, law, regulation or decree by which the Company is bound.

(b) The Subscriber will acquire the Subscriber’s Class C Units free and clear of any liens, charges or encumbrances other than liens, encumbrances or restrictions on transfer created or imposed upon the holders under the Operating Agreement or under applicable state or federal securities laws.

(c) No registration with, application to, approval of, or other action by any U.S. federal, state or other governmental commission or regulatory body is required in connection with this Subscription Agreement and no U.S. federal or state agency has passed upon the Class C Units or made any findings or determination as to the fairness of this investment.

2.02 Disclaimer.

(a) It is specifically understood and agreed by the Subscriber that the Manager and its affiliates have not made, nor by this Subscription Agreement shall be construed to make, directly or indirectly, explicitly or by implication, any representation, warranty, projection, assumption, promise, covenant, opinion, recommendation or other statement of any kind or nature with respect to the anticipated profits or losses of the Company.

(b) The Manager has made available to the Subscriber and the Subscriber’s accountants, attorneys and other advisors any and all data requested by the Subscriber as a basis for estimating the potential profits and losses of the Company and the Subscriber acknowledges that the Subscriber has either reviewed such information or has waived review of such information.

2.03 General Representations and Warranties by the Subscriber. The Subscriber represents and warrants to the Manager and the Company that:

(a) The Subscriber is acquiring the Class C Units for the Subscriber’s own account, as principal, for investment purposes only and not with any intention to resell, distribute or otherwise dispose of or fractionalize the Class C Units, in whole or in part.

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(b) The Subscriber has been furnished, has carefully read, and has relied solely (except for information obtained pursuant to paragraph (c) below), on the information contained in the Offering Disclosures and the Operating Agreement and the Subscriber has not received any other offering literature or prospectus and no representations or warranties have been made to the Subscriber by the Manager or the Company, other than the representations set forth in the Offering Disclosures, the Operating Agreement, and this Subscription Agreement.

(c) The representations and warranties of Subscriber set forth in this Subscription Agreement and the Investor Questionnaire shall be true and correct at the time of the sale and issuance of the Class C Units. In particular, the information that Subscriber has furnished herein, including (without limitation) the information furnished in the Investor Questionnaire as to whether Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Subscription Agreement and will be correct and complete on the date, if any, that the Company accepts this subscription. Further, Subscriber shall immediately notify the Company of any change in any statement made herein prior to the Subscriber’s receipt of the Company’s acceptance of this Subscription Agreement, including, without limitation, Subscriber’s status as an “accredited investor” and/or “qualified purchaser”. The representations and warranties made by Subscriber may be fully relied upon by the Company and by any investigating party relying on them. The Subscriber represents and warrants that the execution and delivery of this Subscription Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to Subscriber. Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, Subscriber’s purchase of the Class C Units, will not violate any foreign law and that such transactions are lawful in Subscriber’s country of citizenship and residence.

(d) Except as otherwise disclosed in writing by the Subscriber to the Manager, the Subscriber has not dealt with a broker in connection with the purchase of the Class C Units and agrees to indemnify and hold the Manager and the Company harmless from any claims for brokerage or fees in connection with the transactions contemplated herein.

(e) The Subscriber is not relying on the Manager or the Company, or the references to any law firm with respect to any legal, investment or tax considerations involved in the purchase, ownership and disposition of the Class C Units. The Subscriber has relied solely on the advice of, or has consulted with, in regard to the legal, investment and tax considerations involved in the purchase, ownership and disposition of the Class C Units, the Subscriber’s own legal counsel, business and/or investment adviser, accountant and tax adviser.

(f) Subscriber, if a natural person, is eighteen (18) years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America.

(g) If the Subscriber is a corporation, partnership, trust or other entity: (i) it is, and shall at all times while it holds Class C Units remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted; (ii) it is authorized and qualified to become a member in, and authorized to make its capital contribution to, the Company; and (iii) the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

(h) The Subscriber understands that Class C Units cannot be sold, assigned, transferred, exchanged, hypothecated or pledged, or otherwise disposed of or encumbered without the prior written consent of the Manager, which may be given or withheld in its sole and absolute discretion, and that no market will exist for the resale of any Class C Units. The Subscriber understands further that withdrawals/redemptions are restricted as set forth in Section 6.5 of the Operating Agreement. In addition, the Subscriber understands that the Class C Units have not been registered under the 1933 Act, or under any applicable state securities or blue-sky laws or the laws of any other jurisdiction, and cannot be resold unless they are so registered or unless an exemption from registration is available. The Subscriber understands that there is no plan to register the Class C Units under any law.

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(i) The Subscriber represents that it understands that an investment in the Company involves significant risks not associated with other investment vehicles and is suitable only for persons of adequate financial means who have no need for liquidity in this investment. The Subscriber also represents that no assurances or guarantees have been made to the Subscriber by anyone regarding whether the Company’s business objective will be realized or whether the Company’s business strategy will prove successful. The Subscriber recognizes that he or she may lose all or a portion of his or her investment in the Company. The Subscriber understands that further financing may be necessary. The Subscriber also understands that whether or not he or she is subject to income tax, an investment in the Company could (if the Company is successful) create taxable income or tax liabilities in excess of cash distributions to pay such liabilities.

(j) The Subscriber is willing and able to bear the economic risks of an investment in the Company for an indefinite period of time. The Subscriber offers, as evidence of ability to bear economic risk, the information required hereinafter in these Subscription Documents. The Subscriber has read and understands the provisions of the Operating Agreement. Subscriber hereby expressly agrees that the Manager has power and authority to take such actions on behalf of the Company and to cause the Company to enter into such transactions as it may determine, in its sole discretion, pursuant to the terms of the Company’s Operating Agreement, including but not limited to transactions with Members or their respective Affiliates.

(k) The Subscriber maintains its domicile and principal place of business, and is not merely a transient or temporary resident, at the address shown on the signature page of this Subscription Agreement.

(l) Except as indicated herein, any purchase of the Class C Units will be solely for the account of the Subscriber, and, not for the account of any other person or with a view toward resale, assignment, fractionalization or distribution thereof.

(m) The Subscriber represents that it has relied solely upon investigations made by himself/herself, his/her attorney and accountant and agents in making the decision to participate in the Offering. Subscriber further acknowledges that no statement, printed material or inducement has been given or made by the Manager, the Company or their representatives which is contrary to the information contained in the Offering Disclosures.

(n) The Subscriber understands and expressly agrees that the Manager shall not be liable to the Company or to the Subscriber for any loss or damage sustained by the Company or by the Subscriber by reason of any act performed for and on behalf of the Company or in furtherance of the Company’s business, or by reason of any inaction, except for action or inaction constituting violation of applicable law, willful misconduct, bad faith or gross negligence and any liability of the Manager for any breach of any fiduciary duty not comprehended by the express language contained in the foregoing and any such fiduciary duty itself are hereby waived, all as provided and set forth in the Offering Disclosures and the Operating Agreement.

(o) Except as specifically disclosed by the Subscriber in the Investor Questionnaire, the Subscriber is not a Benefit Plan Investor.1

(p) The Subscriber represents that neither (i) the Subscriber, nor (ii) any entity that controls the Subscriber or is under the control of, or under common control with, the Subscriber, is subject to any “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the 1933 Act, except for disqualifications covered by Rule 506(d)(2)(ii) or (III) under the 1933 Act and disclosed in writing in reasonable detail to the Company. The Subscriber represents that it has exercised reasonable care to determine the accuracy of the representation made by the Subscriber in this Section, and agrees to notify the Manager if it becomes aware of any fact that makes the representation given by it hereunder inaccurate.

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1 “Benefit Plan Investor” means an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not subject to Title I of ERISA) or a “plan” as defined in Section 4975(e)(1) of the Code or any entity whose underlying assets include any such employee benefit plan or plans by reason of investment in the entity. Generally, such a plan would include any plan, fund or program that is established or maintained for the purpose of providing medical, surgical or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs, or day care centers, scholarship funds, prepaid legal services, holiday or severance benefits or retirement income, or income deferred to periods extending to the termination of employment or beyond, a trust described in Section 401(a) of the Code or a plan described in Section 403(a) of the Code, which trust or plan is exempt from tax under Section 501(a) of the Code, an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.

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(q) The Subscriber acknowledges that the Manager seeks to comply with all applicable laws and regulations concerning money laundering, organized crime, anti-bribery, economic sanctions, and terror financing and related activities (collectively “Anti-Money Laundering Laws”) including, without limitation, the U.S. Bank Secrecy Act of 1970, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, the Foreign Corrupt Practices Act of 1977, or any similar U.S. federal, state or foreign law or regulation. In that regard:

(1) In order to assist the Manager and the Company in complying with their obligations under the Anti-Money Laundering Laws, the Subscriber agrees to promptly provide such information and documentation as the Manager may hereafter reasonably request. In addition, the Subscriber understands that in order to comply with the Anti-Money Laundering Laws, the Manager may require such information or documentation from the Subscriber before its admission to the Company, and may also require further information or documentation from time to time thereafter.

(2) In the event of a delay or failure by the Subscriber to produce any requested information or documentation, the Manager may refuse to accept the subscription for the Class C Units and the monies relating thereto. The Subscriber also agrees that the Manager and the Company and their respective affiliates, partners, members, directors, officers and agents shall be held harmless and indemnified against any loss arising from or in connection with a delay or failure to process any subscription pursuant to this Subscription Agreement if any information or documentation required by the Manager or the Company has not been provided by the Subscriber on a timely basis.

(3) Notwithstanding any other provision of this Agreement, the Subscriber covenants that it will not transfer all or any part of the Class C Units (or purport to do so) if such transfer will cause (A) the Company or the Manager to be in violation of any Anti-Money Laundering Law; or (B) the Class C Units to be held by any person or entity with whom U.S. persons are prohibited from dealing under the laws and regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(4) The Subscriber, if an entity, acknowledges that: (i) it has carried out thorough due diligence to establish the identities of its beneficial owners; (ii) it holds the evidence of such identities and status and will maintain such information for at least five years from the date of its complete withdrawal from the Company; and (iii) it will make available such information (and any additional information that the Manager or the Company may require) upon request.

(5) The Subscriber does not know or have any reason to suspect that (i) the monies used or to be used to make the Subscriber’s capital contributions to the Company are, were or will be derived from or related to any illegal activities, including but not limited to, any activities that may contravene federal, state or international laws and regulations, including Anti-Money Laundering Laws, and (ii) the proceeds from the Subscriber’s investment in the Company will be used to finance any activities that may contravene federal, state or international laws and regulations, including Anti-Money Laundering Laws. In furtherance thereof, the Subscriber further acknowledges, represents and warrants to, and agrees with, the Manager and the Company as follows:

(i) The representations and warranties set forth in this Section 2.04(s) shall be deemed repeated and reaffirmed by the Subscriber as of each date that the Subscriber is required to make capital contributions to, or receives a distribution from, the Company.

(ii) The Subscriber hereby represents and warrants that, to the best of its knowledge, none of: (i) the Subscriber; (ii) any person controlling or controlled by the Subscriber; (iii) if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; or (iv) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, nor is a person or entity prohibited under the OFAC Programs. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac.>. In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

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(iii) The Subscriber represents and warrants that, to the best of its knowledge, none of: (i) the Subscriber; (ii) any person controlling or controlled by the Subscriber; (iii) if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; or (iv) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 any immediate family member3 or close associate4 of a senior foreign political figure as such terms are defined in the footnotes below.

(iv) The Subscriber is not a non-U.S. banking institution (a “Foreign Bank”) and does not receive deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank.

(v) The Manager may, by law, be obligated to “freeze the account” of the Subscriber, by declining any transfer or withdrawal requests with respect to such Class C Unit and/or segregating the assets of the Subscriber in respect of the Company in compliance with governmental regulations, and the Manager or its affiliates may also be required to report such action and to disclose the Subscriber’s identity to applicable governmental or regulatory authorities.

(vi) The Manager may, by written notice to the Subscriber, suspend the payment of any distributions otherwise payable to the undersigned if the Manager reasonably deems it necessary to do so to comply with Anti-Money Laundering Laws to the Company, the Manager, or any affiliates of the foregoing, or any other service providers of the Company, the Manager or any affiliates of the foregoing.

(6) The Subscriber understands and agrees that any withdrawal or redemption proceeds paid to it will be paid to the same account from which the Subscriber’s investment in the Company was originally remitted, unless the Manager, in its sole discretion, agrees otherwise.

(7) By subscribing for the Class C Units, the Subscriber consents to the disclosure by the Manager of any information about it or about any beneficial owner to any relevant regulators and others upon request in connection with money laundering and similar matters both in the United States and in other jurisdictions.

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2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

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(r) No View to Tax Benefits; Adverse Tax Consequences. The Subscriber is not acquiring the Class C Units with a view to realizing any benefits under U.S. federal income tax laws, and no representations have been made to the Subscriber that any such benefits will be available as a result of the Subscriber’s acquisition, ownership or disposition of the Class C Units. The Subscriber has consulted its own accountant or tax adviser with respect to the tax consequences resulting from its acquisition, ownership or disposition of the Class C Units. The Subscriber is aware that the Company intends to engage in transactions that may result in the recognition of “unrelated business taxable income” upon which certain investors who are normally exempt from U.S. federal income tax would be taxable. The Subscriber is aware that in any given year it may have substantial taxable income attributable to the Company even though the Company did not make distributions to it. The Subscriber is further aware that (i) a transaction undertaken by the Company, or a tax accounting rule applicable to the Company, may give rise to an allocation of taxable income to a Subscriber in an amount greater than the amount of income that such Subscriber would consider itself to have earned as an economic matter (including, but not limited to, allocations of taxable income resulting in taxation in excess of cash or property distributions in each case from the Company to the Subscriber), (ii) such “phantom income” often may be reversed only with a corresponding deduction or loss in a later year and (iii) any such loss may be a capital loss that may not be used to offset ordinary income.

2.04 Survival of Representations and Warranties. The representations and warranties of the Manager and Subscriber shall survive the consummation of Subscriber’s purchase and shall be fully enforceable at law or in equity against the Manager and its successors.

ARTICLE III

MISCELLANEOUS

3.01 Addresses and Notices. The address of each party for all purposes shall be the address set forth on the first page of this Subscription Agreement or on the signature page annexed hereto, or such other address of which the other parties have received written notice. Any notice, demand or request required or permitted to be given or made hereunder shall be in writing and shall be deemed given or made when delivered in person or when sent to such party at such address by registered or certified mail, return receipt requested, except as otherwise set forth under Section 3.18 (Electronic Delivery).

3.02 Titles and Captions. All Article and Section titles or captions in this Subscription Agreement are for convenience only. They shall not be deemed part of this Subscription Agreement and do not in any way define, limit, extend or describe the scope or intent of any provisions hereof.

3.03 Assignability. Except as provided in the Operating Agreement, this Subscription Agreement is not transferable or assignable by the undersigned.

3.04 Pronouns and Plurals. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

3.05 Further Action. The parties shall execute and deliver all documents, provide all information and take or forbear from taking all such action as may be necessary or appropriate to achieve the purposes of this Subscription Agreement. Each party shall bear its own expenses in connection therewith.

3.06 Applicable Law. This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of Oregon without regard to Oregon conflict of law rules.

3.07 Binding Effect. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, legal representatives, personal representatives, permitted transferees and permitted assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators and successors.

3.08 Integration. This Subscription Agreement, together with the Operating Agreement and the Power of Attorney, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes and replaces all prior oral or written and contemporaneous oral agreements and understandings pertaining thereto. No covenant, representation or condition not expressed in this Subscription Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof.

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3.09 Conflicts. To the extent any term herein is inconsistent with the terms of the Operating Agreement, the Operating Agreement shall control.

3.10 Amendment. This Subscription Agreement may be modified or amended only with the written approval of the Company and the Subscriber.

3.11 Creditors. None of the provisions of this Subscription Agreement shall be for the benefit of or enforceable by creditors of any party.

3.12 Waiver. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Subscription Agreement or to exercise any right or remedy available upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, agreement, term or condition.

3.13 Rights and Remedies. The rights and remedies of each of the parties hereunder shall be mutually exclusive, and the implementation of one or more of the provisions of this Subscription Agreement shall not preclude the implementation of any other provision.

3.14 Counterparts. This Subscription Agreement may be executed in counterparts, all of which taken together shall constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the original or the same counterpart.

3.15 Indemnity. The Subscriber agrees to indemnify and hold harmless the Manager, the Company, and each other person, if any, who controls any such entity within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damages and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any breach or failure by the Subscriber to comply with any representation, warranty, covenant or agreement made by the Subscriber herein or in any other document furnished by the undersigned to any of the foregoing in connection with this Subscription Agreement.

3.16 Power of Attorney. The Subscriber shall execute the Power of Attorney attached hereto as Exhibit A. The Subscriber hereby irrevocably makes, constitutes and appoints the Manager, with power of substitution, its true and lawful attorney-in-fact for purposes of executing the Operating Agreement, including any amendments thereto, any other document required to reflect the admission of any Member, any other document required to reflect any action taken by the Members in accordance with the Operating Agreement, any document that may be required by any regulatory body or other agency, state or other jurisdiction in which the Company is doing or intends to do business, any certificate of dissolution or cancellation of the Company’s Articles of Organization, and any document required to continue or terminate the business of the Company for and on behalf of the Subscriber. The undersigned hereby agrees to be bound by all of the terms and conditions of the Operating Agreement.

3.17 Company Representation. Subscriber hereby agrees and acknowledges that Buchalter, a Professional Corporation (“Company Counsel”), has been retained as the Company’s general legal counsel by the Company in connection with the transactions contemplated by this Agreement, and in such capacity it has provided or will provide certain legal services to the Company and to the Manager. Company Counsel is not representing, and will not represent, any Subscriber in connection with their purchase of Class C Units or any dispute that may arise between the Subscriber, on the one hand, and the Manager, the Company or the respective Affiliates, on the other (the “Company Legal Matters”). Subscriber will, if it wishes counsel on a Company Legal Matter, retain its own independent counsel with respect thereto and, except as otherwise specifically provided by this Agreement, will pay all fees and expenses of such independent counsel.

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3.18 Electronic Delivery of Documents. Subscriber consents and agrees that all communications may be delivered by the Company by posting such communications to the Subscriber’s online account or by sending such communications to Subscriber’s designated email address. Email communications may include attachments or embedded links. Communications that Subscriber agrees to accept electronically would include, without limitation, all subscription documents, deposit and withdrawal forms, monthly account statements, tax forms, disclosures, and other information. The Company may also accept the Subscriber’s electronic signature if Subscriber chooses to sign certain communications electronically. If Subscriber signs electronically, Subscriber’s electronic signature will bind Subscriber to the terms and conditions to the same extent as if Subscriber signed the communications on paper with an ink signature. By executing this Subscription Agreement, Subscriber is consenting in the affirmative that the Company may send Tax Documents to Investor electronically as described in the “NOTICE REGARDING ELECTRONIC DELIVERY OF TAX DOCUMENTS”, attached as Exhibit B. Investor’s consent to receive the tax documents electronically continues for every tax year until Investor withdraws that consent.

3.19 Withholding Forms. The Subscriber represents, warrants and agrees (for the benefit of the Manager and the Company and of any person who participated in the offer or sale of the Class C Units) that it will provide in a timely manner a properly completed U.S. Internal Revenue Service Tax Form W-8BEN, W-8BEN-E, W-8IMY, W-8EXP or W-8ECI or W-9, as appropriate (together, the “Withholding Forms”). A blank Form W-9 is attached hereto for your convenience. The Subscriber agrees that it will cooperate with the Manager as the Manager reasonably requests with respect to tax matters. The Subscriber hereby acknowledges that its failure to cooperate with the Manager may expose the Subscriber to taxes, interest and penalties and interest thereon. The Subscriber also agrees to indemnify and hold harmless the Company, the Manager and their respective direct or indirect partners, members, managers, stockholders, officers, directors, trustees, employees, advisors, consultants, personnel, agents and affiliates for any liabilities arising against them as a result of the Subscriber’s failure to cooperate with the Manager and/or provide true, correct and complete Withholding Forms. The Subscriber further expressly acknowledges that such Withholding Forms and any withholding information may be provided to any withholding agent that has control, receipt or custody of any proceeds attributable to the Subscriber.

THE CLASS C UNITS HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (I) UNLESS THE SAME HAS BEEN INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR (II) AN APPROPRIATE OPINION OF COUNSEL TO THE COMPANY HAS BEEN OBTAINED STATING THAT REGISTRATION IS NOT REQUIRED. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF THE CLASS C UNITS IS RESTRICTED AS PROVIDED IN THE OPERATING AGREEMENT.

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INVESTOR QUESTIONNAIRE

PART 1 – GENERAL INVESTOR INFORMATION

Subscriber represents and warrants that the following information is true and complete:

Name of Subscriber:

Type of owner or form of ownership:

☐	Individual	☐	Joint Tenants with Right of Survivorship	☐	Tenants in Common
☐	Trust	☐	Limited Liability Company	☐	Partnership
☐	Corporation	☐	Other Specify: _______________________

Address (Principal Place of Residence or Business):	Mailing Address, if different:
_______________________________________	_______________________________________
_______________________________________	_______________________________________
_______________________________________	_______________________________________

Telephone number: ________________________	Fax number: _____________________________

Email: __________________________________

PART 2 – ACCREDITED INVESTOR STATUS

Generally (if you are not an “accredited investor” as defined for purposes of Regulation D under the Securities Act), no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

PLEASE CHECK THE APPROPRIATE SPACE(S) IN THIS SECTION INDICATING THE BASIS ON WHICH YOU QUALIFY AS AN ACCREDITED INVESTOR.

☐	A director or executive officer of Iron Bridge Mortgage Fund, LLC.	☐	A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.
☐

A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of his/her purchase, exceeds $1 million, excluding the value of that natural person’s primary residence. "Spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.  Joint net worth can be the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.

☐

A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of $5 million; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.

☐

A natural person who had individual income in excess of $200,000 in each of two most recent years or joint income with that person’s spouse  or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.  "Spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

☐

A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of clause (m) above and whose prospective investment in the Issuer is directed by that family office pursuant to clause (j)(iii) above.

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☐

An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, a partnership, or a limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million.

☐

An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, or investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.

☐

A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐

A natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

☐

A trust, with total assets in excess of $5 million not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii).

☐

Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

☐

An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act; A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; or A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

☐

An entity of a type not listed above, that is not formed for the specific purpose of acquiring the Securities and owns investments in excess of $5 million. For purposes of this clause, "investments" means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.

☐.

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

	☐	An entity in which all of the equity owners are Accredited Investors.

If you are not an “accredited investor”, you hereby certify that the aggregate purchase price you are paying is less than 10% of the greater of your annual income or net worth.  ☐

PART 3 – TAX MATTERS

If the Subscriber is a “non-U.S. person or entity,” distributions may be subject to withholding and taxation under the Internal Revenue Code of 1986, as amended (“Code”). The Subscriber acknowledges that it may be required to file U.S. income tax returns. The Subscriber certifies that the taxpayer identification number being supplied herewith by Subscriber is Subscriber’s correct taxpayer identification number. The Subscriber represents, warrants and agrees that it will provide in a timely manner a properly completed U.S. Internal Revenue Service Tax Form W-8BEN, W-8BEN-E, W-8IMY, W-8EXP or W-8ECI or W-9, as appropriate. The Subscriber agrees that it will cooperate with the Manager as the Manager reasonably requests with respect to tax matters. The Subscriber hereby acknowledges that its failure to cooperate with the Manager may expose the Subscriber to taxes, interest and penalties and interest thereon.

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IRON BRIDGE MORTGAGE FUND, LLC SUBSCRIPTION AGREEMENT AND INVESTOR QUESTIONNAIRE SIGNATURE PAGE

Date:

$

   U.S. Dollar Amount for the Class C Units Subscribed

Subscribers that are Individuals:	___________________________________________
(name of individual)

___________________________________________
(signature)

___________________________________________
(name of individual)

___________________________________________
(signature)

Subscribers that are Entities:	___________________________________________
(name of entity)

___________________________________________
(signature)

Signatory Name: ______________________________

Signatory Title: _______________________________

___________________________________________
(signature)

Signatory Name: ______________________________

Signatory Title: _______________________________

The foregoing subscription is hereby accepted. IRON BRIDGE MANAGEMENT GROUP, LLC By: Name: Laura Parras Title: Financial Controller Date:

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IRON BRIDGE MORTGAGE FUND, LLC
Reinvestment Election Form

Date: _______________________________

MONTHLY REINVESTMENT ELECTION:

Per the Operating Agreement, 100% of Monthly Distributions will be reinvested (Added to Unreturned Capital Contribution) except as indicated below.

☐	I elect to receive 100% of Monthly Distributions in Cash (Sent to Investor via ACH transfer)

☐	I elect to receive $___________________ Distribution in Cash and Reinvest Balance

IF NONE OF THE FOREGOING BOXES ARE CHECKED, 100% OF MONTHLY DISTRIBUTIONS WILL BE REINVESTED.

Subscribers that are Individuals:	___________________________________________
(name of individual)

___________________________________________
(signature)

___________________________________________
(name of individual)

___________________________________________
(signature)

Subscribers that are Entities:	___________________________________________
(name of entity)

___________________________________________
(signature)

Signatory Name: ______________________________

Signatory Title: _______________________________

___________________________________________
(signature)

Signatory Name: ______________________________

Signatory Title: _______________________________

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IRON BRIDGE MORTGAGE FUND, LLC Operating Agreement Signature Page

The undersigned, desiring to enter into the Third Amended and Restated Limited Liability Company Operating Agreement (the “Agreement”) of Iron Bridge Mortgage Fund, LLC, an Oregon limited liability company (the “Company”), in or substantially in the form furnished to the undersigned, hereby agrees to all of the terms of the Agreement and agrees to be bound by the terms thereof and to become a Member thereunder, and the undersigned hereby joins in the execution and swears to the Agreement and hereby authorizes this signature page to be attached thereto and to make corresponding amendments to the applicable schedules thereto.

Subscribers that are Individuals:	___________________________________________
(name of individual)

___________________________________________
(signature)

___________________________________________
(name of individual)

___________________________________________
(signature)

Subscribers that are Entities:	___________________________________________
(name of entity)

___________________________________________
(signature)

Signatory Name: ______________________________

Signatory Title: _______________________________

___________________________________________
(signature)

Signatory Name: ______________________________

Signatory Title: _______________________________
_____________________________
Date of Execution

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EXHIBIT A

POWER OF ATTORNEY

FOR

IRON BRIDGE MORTGAGE FUND, LLC

This Power of Attorney is made by the undersigned (the “Grantor”) as of _____________ (the “Effective Date”). The Grantor is entering into this Power of Attorney in connection with its status or admission as a Member of Iron Bridge Mortgage Fund, LLC (the “Company”). Terms not defined herein shall have the meanings set forth in the Third Amended and Restated Operating Agreement of the Company.

1.	Grantor Information.

a.	Name: ______________________________________________

b.	Mailing Address: _____________________________________

___________________________________________________

c.	Taxpayer Identification Number[5]: _________________________

2.	Powers Granted.

a.

The Grantor hereby irrevocably and severally appoints, in its name, place and stead, the Company and its officers and directors acting on the Company’s behalf, Gerard Stascausky (or his successors or assigns) (the “Representative”), as the Grantor’s true and lawful attorney-in-fact and authorized signatory, with full power to execute, acknowledge, swear to and file any agreement, document, certificate or other instrument and to take any and all actions as the Company may deem necessary or appropriate to cause any consent dividend (within the meaning of Section 565 of the Code) to qualify for a dividends paid deduction (within the meaning of Section 561 of the Code) for the Company including, without limitation, the signing on the Grantor’s behalf of an IRS Form 972 (or any successor form) in the event that the Company deems it necessary or appropriate to maintain the status of the Company as a REIT and avoid the imposition of any federal income or excise tax.

b.

The Grantor hereby grants to the Representative full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Grantor might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Representative, or such Representative’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

3.

Term. This Power of Attorney shall be in effect beginning with the first tax year in which the Effective Date falls and continuing in perpetuity. This power of attorney is coupled with an interest, is irrevocable and shall survive the (i) death, legal incapacity, bankruptcy, insolvency, assignment for the benefit of creditors of the Grantor or assignment by the Grantor of its Company units, and/or (ii) the termination, liquidation or dissolution of the Company.

___________________________

5 For individuals, this is your social security number or individual taxpayer identification number. For entities, this is your employer identification number.

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4.	Representative Information.

a.	The Company
9755 SW Barnes Road, Suite 420
Portland, Oregon 97225

b.	Gerard Stascausky
9755 SW Barnes Road, Suite 420
Portland, Oregon 97225

5.

Grantor Authority to Enter into Power of Attorney. Under penalties of perjury, the Grantor certifies that: (i) the Grantor is the member of the Company that would be required to include a consent dividend in any taxable year in its gross income for such taxable year, (ii) if the Grantor is a partnership, the Grantor is a partner in the partnership that has the authority to execute this power of attorney on behalf of the partnership, (iii) if the Grantor is a fiduciary, the Grantor is a fiduciary or officer representing the fiduciary that has the authority to execute this power of attorney on behalf of the fiduciary, (iv) if the Grantor is a corporation, the Grantor is the president, vice president, treasurer, assistant treasurer, chief accounting officer, or other authorized officer that has the authority to execute this power of attorney on behalf of the corporation, (v) if the Grantor is a limited liability company or other entity, the Grantor has the authority to execute this power of attorney on behalf of such limited liability company or other entity.

6.	Notice to the IRS. The Grantor acknowledges that a copy of this Power of Attorney will accompany any IRS Form 972 filed with the Internal Revenue Service by the Company.

IN WITNESS WHEREOF, the Grantor has caused this Power of Attorney to be executed as of the Effective Date.

Signature:
Hereunto duly authorized

Print Name:

Title (if applicable):

Signature:
Hereunto duly authorized

Print Name:

Title (if applicable):

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EXHIBIT B

NOTICE REGARDING ELECTRONIC DELIVERY OF TAX DOCUMENTS

Please read this disclosure about how we will provide certain documents that we are required by IRS to send to you (“Tax Documents”) in connection with your Class C Units. A Tax Document provides important information you need to complete your tax returns. Tax Documents include Form 1099-DIV. Occasionally, we are required to send you CORRECTED Tax Documents. Additionally, we may include inserts with your Tax Documents. We are required to send Tax Documents to you in writing, which means in paper form. When you consent to electronic delivery of your Tax Documents, you will be consenting to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form.

How We Will Notify You That a Tax Document is Available. You will receive an electronic notification via email with your Tax Documents.

Your Option to Receive Paper Copies. To obtain a paper copy of your Tax Documents, you can print one by contacting us at invest@ironbridgelending.com and request a paper copy.

Withdrawal of Consent to Receive Electronic Notices. You can withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to:

Iron Bridge Management Group, LLC

Attn: Gerard Stascausky, CFA

9755 SW Barnes Road, Suite 420

Portland, OR 97225

Ph. 503-225-0300

invest@ironbridgelending.com

If you withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

Termination of Electronic Delivery of Tax Documents. We may terminate your request for electronic delivery of Tax Documents without your withdrawal of consent in writing in the following instances:

•	We received three consecutive email notifications that indicate your email address is no longer valid

•	We cancel the electronic delivery of Tax Documents

 You Must Keep Your E-mail Address Current With Us. You must promptly notify us of a change of your email address. If your mailing address, email address, telephone number or other contact information changes, you may also provide updated information by contacting us at invest@ironbridgelending.com.

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